EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of I-Sector Corporation on Form S-8 of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of I-Sector Corporation for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 4, 2001